UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2024

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54887	27-2977890
(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050

Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Bright Mountain Media, Inc. (the “Company”) and its subsidiaries are parties to an Amended and Restated Senior Secured Credit Agreement between itself, the lenders party thereto and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (“Centre Lane Partners”), dated June 5, 2020, as amended (the “Credit Agreement”). Centre Lane Partners and its affiliates collectively beneficially own approximately 21.3% of the Company’s common stock.

Effective June 30, 2024, the Company and its subsidiaries, CL Media Holdings LLC, Bright Mountain LLC, MediaHouse, Inc., Deep Focus Agency LLC, and BV Insights LLC, Centre Lane Partners and the lenders party thereto entered into the Twentieth Amendment to Amended and Restated Senior Secured Credit Agreement (the “Twentieth Amendment”) to amend certain terms of the Credit Agreement. All capitalized terms used below and not defined have the respective meanings ascribed to them in the Twentieth Amendment. The principal changes to the Credit Agreement made in the Twentieth Amendment, include but are not limited to, the following terms:

(i)	Extending the maturity date of the Nineteenth Amendment Term Loan from June 30, 2024 to December 31, 2024;

(ii)	Changing the repayment of the Nineteenth Amendment Term Loan so that commencing September 30, 2024, the Company commences repayment by making four monthly payments of principal and interest with the balance payable on December 31, 2024;

(iii)	Adjusting the amortization of the Last Out Loans so that quarterly installments of $100,000 commence on September 30, 2024, with such quarterly payments increasing to 2.5% of the amount outstanding under such loans (including capitalized PIK Interest) commencing on March 31, 2025 (previously such increased payments started on March 31, 2024);

(iv)	Changing the Last Out Loan PIK Rate to the Term SOFR plus 7% until December 31, 2024 (previously in place only until June 30, 2024), and to the Term SOFR plus 5% (previously 2%) thereafter;

(v)	Conversion of interest payable on the First Out Loans from April 2024 until June 30, 2025 from a combination of cash and PIK to solely PIK at the rate of 15% with an option to maintain such terms after June 30, 2025 in exchange for an additional 2% PIK fee or transition to payments made 10% PIK and 5% in cash;

(vi)	Extending the due date for the 5% exit fee with respect to the Nineteenth Amendment Term Loan to December 31, 2024; and

(vii)	Agreeing to pay an amendment fee equal to 2% of the principal amount of the Seventeenth Amendment Term Loan and Nineteenth Amendment Term Loan, which amount was paid-in-kind by adding the amount of such amendment fee to the outstanding principal balance.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date: July 5, 2024	By:	/s/ Matt Drinkwater
Matt Drinkwater
Chief Executive Officer